Exhibit 99.1

Third Quarter 2016
Earnings Release and Supplemental Information

ACC9 Data Center
Ashburn, VA

DuPont Fabros Technology, Inc. 401 9th Street, NW, Suite 600 Washington, D.C. 20004 (202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contacts:
	Jeffrey H. Foster Chief Financial Officer jfoster@dft.com (202) 478-2333	Steven Rubis Vice President, Investor Relations srubis@dft.com (202) 478-2330

Third Quarter 2016 Results

Table of Contents
Earnings Release	1-6
Consolidated Statements of Operations	7
Reconciliations of Net Income to NAREIT FFO, Normalized FFO and AFFO	8
Consolidated Balance Sheets	9
Consolidated Statements of Cash Flows	10
Operating Properties	11
Lease Expirations	12
Leasing Statistics	13
Top Customers	14
Same Store Analysis	15-16
Development Projects	17
Debt Summary and Debt Principal Repayments	18
Selected Unsecured Debt Metrics and Capital Structure	19
Common Share and OP Unit Weighted Average Amounts Outstanding	20
2016 Guidance	21

Note: This press release supplement contains certain non-GAAP financial measures that we believe are helpful in understanding our business, as further discussed within this press release supplement. These financial measures, which include NAREIT Funds From Operations, Normalized Funds From Operations, Adjusted Funds From Operations, Net Operating Income, Cash Net Operating Income, NAREIT Funds From Operations per share, Normalized Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net income, operating income, earnings per share or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

NEWS
DUPONT FABROS TECHNOLOGY, INC. REPORTS THIRD QUARTER 2016 RESULTS
Record leasing of 48.05 megawatts of critical load year to date
Double digit Revenue, EPS, Normalized FFO per share and AFFO per share growth
WASHINGTON, DC, - October 27, 2016 - DuPont Fabros Technology, Inc. (NYSE: DFT) announces results for the quarter ended September 30, 2016. All per share results are reported on a fully diluted basis.
Highlights

•	As of October 27, 2016, our operating portfolio was 97% leased and commenced as measured by critical load (in megawatts, or "MW") and computer room square feet ("CRSF").

•	Quarterly Highlights:

•	Double digit growth rates versus prior year quarter:

◦	Revenue - 16%

◦	Earnings per share - 28%

◦	Normalized Funds from Operations ("FFO") per share - 18%

◦	Adjusted FFO ("AFFO") per share - 10%

•	Placed CH2 Phase III, totaling 11.3 MW and 71,000 CRSF, into service on July 1st 89% leased based on critical load. CH2 Phase III is now 100% leased.

•	Acquired 46.7 acres of land in Hillsboro, Oregon for $11.2 million. This land will be used for the OR1 and OR2 data centers, which have estimated capacity totaling 96.0 MW of critical load.

•
Acquired a shell building and associated land in the Greater Toronto Area for $41.6 million USD. This shell will be developed into the TOR1 data center, which has an estimated capacity of 46.0 MW of critical load.

•
Executed two new leases totaling 2.42 MW and 16,319 CRSF of space with a weighted average lease term of 12.2 years. One of these leases, which totals 1.22 MW and 8,944 CRSF, was disclosed in our second quarter 2016 earnings release.

•	Extended the term of two leases, totaling 3.41 MW and 16,400 CRSF, by 2.0 years. Both extensions were disclosed in our second quarter 2016 earnings release.

•	Redeemed the remaining shares outstanding of our Series B preferred stock.

•	Refinanced our $250 million unsecured term loan, extending the maturity to 2022, and increased our line of credit to $750 million while extending its maturity to 2020.

•	Subsequent to the Third Quarter 2016:

•	Placed ACC7 Phase IV, totaling 8.2 MW and 52,000 CRSF, into service, 49% leased based on critical load.

Christopher Eldredge, President and Chief Executive Officer, said, "DFT made significant progress in our two new markets – Portland and Toronto – by purchasing development sites in Hillsboro, Oregon and the Greater Toronto Area. By starting development in the Toronto market with a shell building in place, we will be able to deliver TOR1 in the third quarter of 2017 – significantly faster than if development was from the ground up. This timing will help serve the growing pipeline of prospective customers interested in the Toronto market."
Third Quarter 2016 Results
For the quarter ended September 30, 2016, earnings were $0.37 per share compared to $0.29 per share in the third quarter of 2015. There were two charges related to refinancings in the quarter ended September 30, 2016:

•	Write-off of issuance costs associated with the redemption of preferred shares of $3.7 million, or $0.04 per share, and

•	Loss on early extinguishment of debt associated with the debt refinancing of $1.2 million, or $0.01 per share.
In the third quarter of 2015, there was a charge of $0.01 per share for severance and equity accelerations. Excluding these items, earnings increased $0.12 per share year over year, which was primarily due to new leases that commenced in the second half of 2015 and in the first nine months of 2016. Revenues increased 16%, or $19.0 million, to $134.3 million for the third quarter of 2016 over the third quarter of 2015. The increase in revenues was primarily due to new leases commencing.
NAREIT FFO includes the write-off of issuance costs associated with redeemed preferred shares in 2016, the loss on early extinguishment of debt in 2016 and the severance and equity accelerations in 2015. NAREIT FFO was $0.68 per share for the quarter ended September 30, 2016 compared to $0.61 per share for the third quarter of 2015. The increase was primarily due to the items discussed below for Normalized FFO per share and the severance and equity accelerations that occurred in the third quarter of 2015, partially offset by the write-off of issuance costs associated with the redemption of preferred shares and the loss on early extinguishment of debt.
Normalized FFO excludes issuance costs associated with redeemed preferred shares in 2016, the loss on early extinguishment of debt in 2016 and the severance and equity accelerations in 2015. Normalized FFO for the quarter ended September 30, 2016 was $0.73 per share compared to $0.62 per share for the third quarter of 2015. Normalized FFO increased $0.11 per share, or 18%, from the prior year quarter primarily due to the following:

•	Increased operating income excluding depreciation of $0.16 per share primarily due to new leases commencing and

•	Lower preferred stock dividends of $0.04 per share due to the lower amount of preferred shares outstanding and lower dividend rate, partially offset by

•	Increased interest expense of $0.01 per share primarily due to increased LIBOR rates and

•	Dilution of $0.08 per share from the issuance of common equity in the first quarter of 2016.
AFFO for the quarter ended September 30, 2016 was $0.75 per share compared to $0.68 per share in the third quarter of 2015. AFFO increased $0.07 per share, or 10%, from the prior year quarter primarily due to the following:

•	Increased Normalized FFO of $0.11 per share and

•	Lower amortization of lease contracts above and below market value of $0.01 per share, partially offset by

•
A decrease in the add-back of straight-line revenues of $0.05 per share primarily resulting from 2015 collections from Net Data Centers that were not applied to revenue and higher straight-line revenues at ACC2 in 2015 versus 2016.

First Nine Months 2016 Results
For the nine months ended September 30, 2016, earnings were $1.23 per share compared to $0.82 per share in the first nine months of 2015. The increase in earnings per share was partially due to:

•	A 2016 gain on sale of our NJ1 data center of $0.26 per share,

•	A 2015 charge of $0.07 per share for the severance expense and equity accelerations associated with the departure of our former CEO, partially offset by

•	A 2016 write-off of issuance costs associated with the redemption of preferred shares of $0.15 per share,

•	A 2016 loss on early extinguishment of debt of $0.01 per share and

•	Severance costs and equity accelerations in 2016 for the NJ1 employees of $0.01 per share.
Excluding these items, earnings increased $0.25 per share year over year, which was primarily due to new leases that commenced in 2015 and in the first nine months of 2016. Revenues increased 15%, or $50.5 million, to $387.0 million for the first nine months of 2016 over the same period in 2015. The increase in revenues was primarily due to new leases commencing.
NAREIT FFO excludes the gain on sale of NJ1 and was $1.88 per share for the nine months ended September 30, 2016 compared to $1.78 per share for the first nine months of 2015. The increase was primarily due to the severance expense and equity accelerations in 2015 associated with the departure of our former CEO and the items discussed below for Normalized FFO, partially offset by the write-off of issuance costs associated with the redemption of preferred shares, the loss on early extinguishment of debt and the severance costs and equity accelerations for the NJ1 employees.
Normalized FFO excludes the gain on sale of NJ1, the severance costs and equity accelerations of the NJ1 employees and our former CEO, the write-off associated with our redeemed preferred shares and the loss on early extinguishment of debt. Normalized FFO for the nine months ended September 30, 2016 was $2.04 per share compared to $1.85 per share for the first nine months of 2015. Normalized FFO increased $0.19 per share, or 10%, from the prior year period primarily due to the following:

•	Increased operating income excluding depreciation of $0.38 per share primarily due to new leases commencing and

•	Lower preferred stock dividends of $0.04 per share due to the lower amount of preferred shares outstanding and lower dividend rate, partially offset by

•	Increased interest expense of $0.08 per share primarily due to a higher level of outstanding debt related to development financing and

•	Dilution of $0.15 per share from the issuance of common equity in the first quarter of 2016.
AFFO for the nine months ended September 30, 2016 was $2.03 per share compared to $2.03 per share in the first nine months of 2015. AFFO was the same in both years primarily due to the following:

•	Increased Normalized FFO of $0.19 per share and

•	Increased add-back of compensation paid with Company common shares of $0.01 per share offset by,

•
A decrease in the add-back of straight-line revenues of $0.16 per share primarily resulting from 2015 collections from Net Data Centers that were not applied to revenue and higher straight-line revenues at ACC2 in 2015 versus 2016,

•	Increased capitalized leasing commissions of $0.02 per share due to higher levels of leasing and payments to brokers and

•	Increased capital expenditures at our operating data center facilities of $0.02 per share primarily related to ACC2 enhancements.
Portfolio Update
During the third quarter 2016, we:

•	Executed two new leases totaling 2.42 MW and 16,319 CRSF:

•	One lease was at CH2 Phase III totaling 1.22 MW and 8,944 CRSF. This lease commenced in the third quarter and resulted in CH2 Phase III being 100% leased.

•
One pre-lease was at CH2 Phase IV totaling 1.20 MW and 7,375 CRSF. This pre-lease is expected to commence upon the opening of CH2 Phase IV in the fourth quarter of 2016. CH2 Phase IV is now 100% pre-leased based on both critical load and CRSF.

•	Extended the terms of two leases totaling 3.41 MW and 16,400 CRSF:

▪
One extension was at ACC5 for 2.28 MW and 11,000 CRSF which was scheduled to expire in 2017. The lease term was extended by 2.0 years commencing July 1, 2017, and compared to the cash rental rate in effect when the extension was executed, cash base rent will increase 3.0% upon the expiration of the original lease term. GAAP base rent increased 1.2% immediately.

▪
One extension was at ACC4 for 1.13 MW and 5,400 CRSF which was scheduled to expire in 2017. The lease term was extended by 2.0 years commencing July 1, 2017, and compared to the cash rental rate in effect when the extension was executed, cash base rent will increase 3.0% upon the expiration of the original lease term. GAAP base rent increased 1.5% immediately.

Year to date, we:

•
Executed 13 leases with a weighted average lease term of 12.7 years, totaling 48.05 MW and 249,662 CRSF, which are expected to generate approximately $60.2 million of annualized GAAP base rent revenue, which is equivalent to a GAAP rate of $105 per kW per month. These leases are expected to generate approximately $76.1 million of annualized revenue, which includes estimated amounts of operating expense recoveries for the leases structured as triple net leases, net of recovery of metered power, which results in a rate of $132 per kW per month.

•	Commenced 15 leases totaling 45.22 MW and 251,479 CRSF.

•
Extended the term of seven leases totaling 6.68 MW and 40,443 CRSF by a weighted average of 2.4 years. Compared to the rates in effect when each of the extensions was executed, cash base rents will be an average of 3.0% higher upon the expiration of the original lease terms. GAAP base rents will be an average of 3.4% higher immediately. The average GAAP base rent rate related to these extensions was $123 per kW per month and including operating expense recoveries, this results in $149 per kW per month.

Development Update
Below is a summary of our four projects currently under development:

Data Center Phase	Capacity (MW)	Anticipated Placed in Service Date	Percentage Pre-Leased CRSF / Critical Load
CH2 Phase IV	1.2	Q4 2016	100% / 100%
ACC9 Phase I	14.4	Q2 2017	—
ACC9 Phase II	14.4	Q3 2017	—
SC1 Phase III	16.0	Q3 2017	100% / 100%
	46.0

In the third quarter, we acquired 46.7 acres of land in Hillsboro, Oregon for $11.2 million. The land has never been developed and is ideal for our OR1 and OR2 data center facilities. Also in the third quarter, we acquired a shell building and associated land in Vaughan, Ontario, a suburb of Toronto, for $41.6 million USD. This building is a former Toronto Star printing facility, and the shell is well-suited for development of our TOR1 data center.
We also entered into a contract to acquire an additional 20.6 acres of land in the Greater Toronto Area for $12.9 million CAD (approximately $10.0 million USD).
Balance Sheet and Liquidity
In July 2016, we redeemed the remaining $100.0 million of our Series B preferred stock. The issuance of our new Series C preferred stock, combined with the redemption of our Series A and B preferred stock, will yield annualized savings of $13.9 million in preferred dividends.
In July 2016, we entered into a credit agreement that includes an unsecured revolving credit facility with a total commitment of $750 million and an unsecured term loan facility with a total commitment and amount outstanding of $250 million. This credit agreement replaced our unsecured term loan, and had the effect of extending the maturity of that loan from July 2019 to January 2022. It also replaced our revolving credit facility, and had the effect of extending the maturity of this facility from May 2018 to July 2020. Under the new credit agreement, the underlying LIBOR-based interest rates remain the same as under the previous instruments. As of October 27, 2016, we have no borrowings under our revolving credit facility, leaving $750 million available for additional borrowings.
Dividend
Our third quarter 2016 dividend of $0.47 per share was paid on October 17, 2016 to shareholders of record as of October 7, 2016. The anticipated 2016 annualized dividend of $1.88 per share represents an estimated AFFO payout ratio of 67% at the midpoint of our current 2016 guidance and a yield of approximately 4.4% based on our current stock price.
Fourth Quarter and Full Year 2016 Guidance
Our GAAP earnings per share guidance for 2016 is $1.64 to $1.67 per share and for the fourth quarter of 2016 is $0.42 to $0.45 per share.
We are tightening our 2016 Normalized FFO guidance range. The new range is $2.77 to $2.80 per share compared to the prior range of $2.76 to $2.82 per share. The midpoint of our revised 2016 Normalized FFO guidance range is $2.79 per share, which is unchanged from our prior guidance midpoint.
Our Normalized FFO guidance range is $0.73 to $0.76 per share for the fourth quarter of 2016. The midpoint of this range is $0.02 higher than the third quarter 2016 Normalized FFO per share. This is due to the following assumptions:

•	Decreased interest expense of $0.01 per share due to higher capitalized interest and

•	Decreased preferred stock dividends of $0.01 per share due to completion of the redemption of the Series B shares in July 2016.
We are tightening our 2016 AFFO guidance range. The new range is $2.78 to $2.81 per share as compared to the prior range of $2.77 to $2.83 per share. The midpoint of our revised 2016 AFFO guidance range is $2.80 per share, which is unchanged from our prior guidance midpoint.
Our AFFO guidance range is $0.74 to $0.77 per share for the fourth quarter of 2016. The midpoint of the range is $0.01 per share higher than third quarter 2016 AFFO per share. This is due to the following assumptions:

•	Increased Normalized FFO of $0.02 per share and

•	Increased add-back of straight-line revenues of $0.01 per share, partially offset by

•	Increased capitalized leasing commissions of $0.01 per share due to a forecasted increase in fourth quarter leasing and

•	Increased capital expenditures for operating properties of $0.01 per share.
The assumptions underlying Normalized FFO and AFFO guidance can be found on the last page of this earnings release.
Third Quarter 2016 Conference Call and Webcast Information
We will host a conference call to discuss these results today, Thursday, October 27, 2016 at 11:00 a.m. ET. To access the live call, please visit the Investor Relations section of our website at www.dft.com or dial 1-877-662-0063 (domestic) or 1-503-406-4459 (international) and entering the conference ID #93487835. A replay will be available for seven days by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering the conference ID #93487835. The webcast will be archived on our website for one year at www.dft.com on the Presentations & Webcasts page.
About DuPont Fabros Technology, Inc.
DuPont Fabros Technology, Inc. (NYSE: DFT) is a leading owner, developer, operator and manager of enterprise-class, carrier neutral, multi-tenant wholesale data centers. The Company's facilities are designed to offer highly specialized, efficient and safe computing environments in a low-cost operating model. The Company's customers outsource their mission critical applications and include national and international enterprises across numerous industries, such as technology, Internet content providers, media, communications, cloud-based, healthcare and financial services.  The Company's 11 data centers are located in three major U.S. markets, which total 3.3 million gross square feet and 286 megawatts of available critical load to power the servers and computing equipment of its customers. The Company is in the process of expanding into two new markets. DuPont Fabros Technology, Inc., a real estate investment trust (REIT), is headquartered in Washington, DC.  For more information, please visit www.dft.com.
Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. We face many risks that could cause our actual performance to differ materially from the results contemplated by our forward-looking statements, including, without limitation, the risk that the assumptions underlying our full year and fourth quarter 2016 guidance are not realized, the risks related to the leasing of available space to third-party customers, including delays in executing new leases, failure to negotiate leases on terms that will enable us to achieve our expected returns and declines in rental rates at new and existing facilities, risks related to the collection of accounts and notes receivable, the risk that we may be unable to obtain new financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with the acquisition of development sites, construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that we will not declare and pay dividends as anticipated for future periods and the risk that we may not be able to maintain our qualification as a REIT for federal tax purposes. The periodic reports that we file with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2015 and the quarterly reports for the quarters ended March 31, 2016 and June 30, 2016 contain detailed descriptions of these and many other risks to which we are subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, our actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by our forward-looking statements. The information set forth in this news release represents our expectations and intentions only as of the date of this press release. We assume no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Revenues:
Base rent	$88,614	$76,771	$254,509	$221,046
Recoveries from tenants	44,375	35,223	124,764	103,010
Other revenues	1,337	3,343	7,740	12,421
Total revenues	134,326	115,337	387,013	336,477
Expenses:
Property operating costs	39,214	33,209	113,102	94,362
Real estate taxes and insurance	4,955	5,348	16,111	16,387
Depreciation and amortization	27,493	26,433	79,659	77,645
General and administrative	5,484	4,422	16,333	13,233
Other expenses	800	2,947	6,342	15,752
Total expenses	77,946	72,359	231,547	217,379
Operating income	56,380	42,978	155,466	119,098
Interest:
Expense incurred	(12,935)	(11,681)	(36,067)	(28,991)
Amortization of deferred financing costs	(1,016)	(904)	(2,780)	(2,240)
Gain on sale of real estate	(231)	—	22,833	—
Loss on early extinguishment of debt	(1,232)	—	(1,232)	—
Net income	40,966	30,393	138,220	87,867
Net income attributable to redeemable noncontrolling interests – operating partnership	(5,144)	(4,520)	(18,089)	(12,901)
Net income attributable to controlling interests	35,822	25,873	120,131	74,966
Preferred stock dividends	(3,630)	(6,811)	(17,405)	(20,433)
Issuance costs associated with redeemed preferred stock	(3,668)	—	(12,495)	—
Net income attributable to common shares	$28,524	$19,062	$90,231	$54,533
Earnings per share – basic:
Net income attributable to common shares	$0.38	$0.29	$1.24	$0.83
Weighted average common shares outstanding	75,232,413	65,041,159	72,212,874	65,190,737
Earnings per share – diluted:
Net income attributable to common shares	$0.37	$0.29	$1.23	$0.82
Weighted average common shares outstanding	76,095,994	65,561,891	73,072,127	65,918,976
Dividends declared per common share	$0.47	$0.42	$1.41	$1.26

DUPONT FABROS TECHNOLOGY, INC.
RECONCILIATIONS OF NET INCOME TO NAREIT FFO, NORMALIZED FFO AND AFFO (1)
(unaudited and in thousands except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income	$40,966	$30,393	$138,220	$87,867
Depreciation and amortization	27,493	26,433	79,659	77,645
Less: Non real estate depreciation and amortization	(221)	(202)	(615)	(503)
Gain on sale of real estate	231	—	(22,833)	—
NAREIT FFO	68,469	56,624	194,431	165,009
Preferred stock dividends	(3,630)	(6,811)	(17,405)	(20,433)
Issuance costs associated with redeemed preferred shares	(3,668)	—	(12,495)	—
NAREIT FFO attributable to common shares and common units	61,171	49,813	164,531	144,576
Severance expense and equity acceleration	—	546	891	6,124
Loss on early extinguishment of debt	1,232	—	1,232	—
Issuance costs associated with redeemed preferred shares	3,668	—	12,495	—
Normalized FFO attributable to common shares and common units	66,071	50,359	179,149	150,700
Straight-line revenues, net of reserve	(133)	4,260	(1,174)	13,410
Amortization and write-off of lease contracts above and below market value	(98)	(585)	(320)	(763)
Compensation paid with Company common shares	1,581	1,326	4,871	3,955
Non real estate depreciation and amortization	221	202	615	503
Amortization of deferred financing costs	1,016	904	2,780	2,240
Improvements to real estate	(874)	(1,185)	(3,972)	(2,433)
Capitalized leasing commissions	(184)	(14)	(3,634)	(2,026)
AFFO attributable to common shares and common units	$67,600	$55,267	$178,315	$165,586
NAREIT FFO attributable to common shares and common units per share – diluted	$0.68	$0.61	$1.88	$1.78
Normalized FFO attributable to common shares and common units per share – diluted	$0.73	$0.62	$2.04	$1.85
AFFO attributable to common shares and common units per share – diluted	$0.75	$0.68	$2.03	$2.03
Weighted average common shares and common units outstanding – diluted	90,056,833	81,066,670	87,721,185	81,429,886

(1) Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We also present FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.
We use FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.
While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to our FFO. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.
We present FFO with adjustments to arrive at Normalized FFO. Normalized FFO is FFO attributable to common shares and units excluding severance expense and equity accelerations, gain or loss on early extinguishment of debt, gain or loss on derivative instruments and write-offs of original issuance costs for redeemed preferred shares. We also present FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is Normalized FFO excluding straight-line revenue, compensation paid with Company common shares, below market lease amortization and write-offs net of above market lease amortization and write-offs, non real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund our cash needs including our ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. We use AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Income producing property:
Land	$103,183	$94,203
Buildings and improvements	2,942,410	2,736,936
	3,045,593	2,831,139
Less: accumulated depreciation	(635,324)	(560,837)
Net income producing property	2,410,269	2,270,302
Construction in progress and property held for development	282,184	300,939
Net real estate	2,692,453	2,571,241
Cash and cash equivalents	61,821	31,230
Rents and other receivables, net	12,852	9,588
Deferred rent, net	124,139	128,941
Lease contracts above market value, net	5,361	6,029
Deferred costs, net	26,752	23,774
Prepaid expenses and other assets	41,422	44,689
Total assets	$2,964,800	$2,815,492
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$—	$—
Mortgage notes payable, net of deferred financing costs	111,875	114,075
Unsecured term loan, net of deferred financing costs	248,983	249,172
Unsecured notes payable, net of discount and deferred financing costs	836,732	834,963
Accounts payable and accrued liabilities	31,671	32,301
Construction costs payable	46,549	22,043
Accrued interest payable	6,199	11,821
Dividend and distribution payable	43,678	43,906
Lease contracts below market value, net	3,144	4,132
Prepaid rents and other liabilities	73,178	67,477
Total liabilities	1,402,009	1,379,890
Redeemable noncontrolling interests – operating partnership	569,662	479,189
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, no shares issued and outstanding at September 30, 2016 and 7,400,000 shares issued and outstanding at December 31, 2015	—	185,000
Series B cumulative redeemable perpetual preferred stock, no shares issued and outstanding at September 30, 2016 and 6,650,000 shares issued and outstanding at December 31, 2015	—	166,250
Series C cumulative redeemable perpetual preferred stock, 8,050,000 shares issued and outstanding at September 30, 2016 and no shares issued and outstanding at December 31, 2015	201,250	—
Common stock, $.001 par value, 250,000,000 shares authorized, 75,576,481 shares issued and outstanding at September 30, 2016 and 66,105,650 shares issued and outstanding at December 31, 2015	76	66
Additional paid in capital	792,004	685,042
Retained earnings (Accumulated deficit)	—	(79,945)
Accumulated other comprehensive loss	(201)	—
Total stockholders’ equity	993,129	956,413
Total liabilities and stockholders’ equity	$2,964,800	$2,815,492

DUPONT FABROS TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Nine months ended September 30,
	2016	2015
Cash flow from operating activities
Net income	$138,220	$87,867
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	79,659	77,645
Gain on sale of real estate	(22,833)	—
Loss on early extinguishment of debt	1,232	—
Straight-line revenues, net of reserve	(1,174)	13,410
Amortization of deferred financing costs	2,780	2,240
Amortization and write-off of lease contracts above and below market value	(320)	(763)
Compensation paid with Company common shares	4,871	7,990
Changes in operating assets and liabilities
Rents and other receivables	(3,203)	(492)
Deferred costs	(3,649)	(2,045)
Prepaid expenses and other assets	(2,051)	1,741
Accounts payable and accrued liabilities	(1,139)	3,407
Accrued interest payable	(5,622)	(4,136)
Prepaid rents and other liabilities	11,095	4,526
Net cash provided by operating activities	197,866	191,390
Cash flow from investing activities
Net proceeds from sale of real estate	123,545	—
Investments in real estate – development	(179,799)	(154,165)
Acquisition of real estate	(53,105)	—
Acquisition of real estate – related party	(20,168)	(8,600)
Interest capitalized for real estate under development	(7,765)	(8,557)
Improvements to real estate	(3,972)	(2,433)
Additions to non real estate property	(1,012)	(622)
Net cash used in investing activities	(142,276)	(174,377)
Cash flow from financing activities
Line of credit:
Proceeds	60,000	120,000
Repayments	(60,000)	(180,000)
Mortgage notes payable:
Repayments	(2,500)	—
Unsecured notes payable:
Proceeds	—	248,012
Payments of financing costs	(5,625)	(4,730)
Issuance of common stock, net of offering costs	275,470	—
Issuance of preferred stock, net of offering costs	194,252	—
Redemption of preferred stock	(351,250)	—
Equity compensation proceeds (payments)	8,269	(7,611)
Common stock repurchases	—	(31,912)
Dividends and distributions:
Common shares	(101,555)	(82,665)
Preferred shares	(21,490)	(20,433)
Redeemable noncontrolling interests – operating partnership	(20,570)	(19,436)
Net cash (used in) provided by financing activities	(24,999)	21,225
Net increase in cash and cash equivalents	30,591	38,238
Cash and cash equivalents, beginning of period	31,230	29,598
Cash and cash equivalents, ending of period	$61,821	$67,836
Supplemental information:
Cash paid for interest	$48,537	$41,735
Deferred financing costs capitalized for real estate under development	$445	$584
Construction costs payable capitalized for real estate under development	$46,549	$21,534
Redemption of operating partnership units	$49,547	$598
Adjustments to redeemable noncontrolling interests – operating partnership	$141,947	$(106,959)

DUPONT FABROS TECHNOLOGY, INC.
Operating Properties
As of October 1, 2016

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Computer Room Square Feet ("CRSF") (2)	CRSF % Leased (3)	CRSF % Commenced (4)	Critical Load MW (5)	Critical Load % Leased (3)	Critical Load % Commenced (4)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	100%	100%	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	100%	100%	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	100%	100%	36.4	97%	97%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	99%	99%	36.4	100%	100%
ACC6	Ashburn, VA	2011-2013	262,000	130,000	100%	100%	26.0	100%	100%
ACC7	Ashburn, VA	2014-2016	446,000	238,000	87%	87%	41.6	90%	90%
CH1	Elk Grove Village, IL	2008-2012	485,000	231,000	100%	100%	36.4	100%	100%
CH2 Phases I/III	Elk Grove Village, IL	2015-2016	245,000	116,000	100%	100%	19.3	100%	100%
SC1 Phases I-II	Santa Clara, CA	2011-2015	360,000	173,000	100%	100%	36.6	100%	100%
VA3	Reston, VA	2003	256,000	147,000	94%	94%	13.0	95%	95%
VA4	Bristow, VA	2005	230,000	90,000	100%	100%	9.6	100%	100%
Subtotal – stabilized			3,225,000	1,606,000	97%	97%	279.6	98%	98%
Completed, not Stabilized
CH2 Phase II	Elk Grove Village, IL	2016	74,000	35,000	76%	76%	6.3	77%	77%
Subtotal – not stabilized			74,000	35,000	76%	76%	6.3	77%	77%
Total Operating Properties			3,299,000	1,641,000	97%	97%	285.9	97%	97%

(1)	Stabilized operating properties are either 85% or more leased and commenced or have been in service for 24 months or greater.

(2)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers' computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers.

(3)
Percentage leased is expressed as a percentage of CRSF or critical load, as applicable, that is subject to an executed lease. Leases executed as of October 1, 2016 represent $367 million of base rent on a GAAP basis and $374 million of base rent on a cash basis over the next twelve months. Both amounts include $18 million of revenue from management fees over the next twelve months.

(4)	Percentage commenced is expressed as a percentage of CRSF or critical load, as applicable, where the lease has commenced under GAAP.

(5)
Critical load (also referred to as IT load or load used by customers' servers or related equipment) is the power available for exclusive use by customers expressed in terms of megawatt, or MW, or kilowatt, or kW (One MW is equal to 1,000 kW).

DUPONT FABROS TECHNOLOGY, INC.
Lease Expirations
As of October 1, 2016

The following table sets forth a summary schedule of lease expirations at our operating properties for each of the ten calendar years beginning with 2016. The information set forth in the table below assumes that customers exercise no renewal options and takes into account customers’ early termination options in determining the life of their leases under GAAP.

Year of Lease Expiration	Number of Leases Expiring (1)	CRSF of Expiring Commenced Leases (in thousands) (2)	% of Leased CRSF	Total kW of Expiring Commenced Leases (2)	% of Leased kW	% of Annualized Base Rent (3)
2016	—	—	—%	—	—%	—%
2017	4	33	2.1%	5,146	1.8%	1.9%
2018	20	177	11.1%	33,448	12.0%	12.7%
2019	25	316	19.9%	56,104	20.1%	21.8%
2020	15	182	11.4%	31,754	11.4%	11.6%
2021	16	284	17.9%	50,092	18.0%	17.1%
2022	10	140	8.8%	24,509	8.8%	8.8%
2023	8	92	5.8%	13,305	4.8%	4.3%
2024	8	112	7.0%	19,279	6.9%	7.3%
2025	4	47	3.0%	7,750	2.8%	3.5%
After 2025	13	207	13.0%	37,178	13.4%	11.0%
Total	123	1,590	100%	278,565	100%	100%

(1)	Represents 32 customers with 123 lease expiration dates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. One MW is equal to 1,000 kW.

(3)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) multiplied by 12 for commenced leases as of October 1, 2016.

DUPONT FABROS TECHNOLOGY, INC.

Leasing Statistics - New Leases

Period	Number of Leases	Total CRSF Leased (1)	Total MW Leased (1)

Q3 2016	2	16,319	2.42
Q2 2016	4	72,657	12.52
Q1 2016	7	160,686	33.11
Q4 2015	12	193,373	32.37
Trailing Twelve Months	25	443,035	80.42

Q3 2015	—	—	—

Leasing Statistics - Renewals

Period	Number of Renewals	Total CRSF Renewed (1)	Total MW Renewed (1)	GAAP Rent change (2)	Cash Rent Change (2)

Q3 2016	2	16,400	3.41	1.2%	3.0%
Q2 2016	4	21,526	2.72	3.5%	2.9%
Q1 2016	1	2,517	0.54	14.9%	3.0%
Q4 2015	1	8,461	1.49	(2.1)%	(10.0)%
Trailing Twelve Months	8	48,904	8.16

Q3 2015	1	2,700	0.57	24.2%	3.0%

Booked Not Billed
($ in thousands)
The following table outlines the incremental and annualized revenue excluding direct electric from leases that have been executed but have not billed as of September 30, 2016.

	2016	2017	Total

Incremental Revenue	$1,790	$12,208
Annualized Revenue	$8,496	$24,416	$32,912

(1)	CRSF is that portion of gross building area where customers locate their computer servers. One MW is equal to 1,000 kW.

(2)
GAAP rent change compares the change in annualized base rent before and after the renewal. Cash rent change compares cash base rent at renewal execution to cash base rent at the start of the renewal period.

DUPONT FABROS TECHNOLOGY, INC.
Top 15 Customers
As of October 1, 2016

The following table presents our top 15 customers based on annualized monthly contractual base rent at our operating properties as of October 1, 2016:

	Customer	Number of Buildings	Number of Markets	Remaining Term	% of Annualized Base Rent (1)
1	Microsoft	9	3	7.0	26.0%
2	Facebook	4	1	4.1	20.1%
3	Fortune 25 Investment Grade-Rated Company	3	3	4.2	11.1%
4	Rackspace	3	2	8.8	8.9%
5	Fortune 500 leading Software as a Service (SaaS) Provider, Not Rated	4	2	6.6	7.6%
6	Yahoo! (2)	1	1	1.6	6.0%
7	Server Central	1	1	4.9	2.5%
8	Fortune 50 Investment Grade-Rated Company	2	1	3.7	2.0%
9	Dropbox	1	1	2.3	1.6%
10	IAC	1	1	2.6	1.5%
11	Symantec	2	1	2.7	1.3%
12	GoDaddy	1	1	10.0	1.1%
13	UBS	1	1	8.8	1.0%
14	Anexio	3	1	7.3	0.9%
15	Sanofi Aventis	2	1	4.8	0.9%
Total					92.5%

(1)	Annualized base rent represents monthly contractual base rent for commenced leases (defined as cash base rent before abatements) multiplied by 12 for commenced leases as of October 1, 2016.

(2)	Comprised of a lease at ACC4 that has been fully subleased to another DFT customer.

DUPONT FABROS TECHNOLOGY, INC.
Same Store Analysis
($ in thousands)

Same Store Properties	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Sep-15	% Change	30-Jun-16	% Change	30-Sep-16	30-Sep-15	% Change
Revenue:
Base rent	$80,466	$73,500	9.5%	$76,929	4.6%	$234,243	$212,576	10.2%
Recoveries from tenants	42,011	33,210	26.5%	39,215	7.1%	116,933	96,254	21.5%
Other revenues	573	395	45.1%	435	31.7%	1,427	1,135	25.7%
Total revenues	123,050	107,105	14.9%	116,579	5.6%	352,603	309,965	13.8%

Expenses:
Property operating costs	37,351	29,870	25.0%	35,022	6.7%	105,157	85,819	22.5%
Real estate taxes and insurance	4,445	4,286	3.7%	4,677	(5.0)%	13,208	13,525	(2.3)%
Other expenses	49	13	N/M	(50)	N/M	106	53	100.0%
Total expenses	41,845	34,169	22.5%	39,649	5.5%	118,471	99,397	19.2%

Net operating income (1)	81,205	72,936	11.3%	76,930	5.6%	234,132	210,568	11.2%

Straight-line revenues, net of reserve	794	2,534	N/M	1,338	N/M	339	8,325	N/M
Amortization of lease contracts above and below market value	(98)	(585)	N/M	(106)	(7.5)%	(320)	(763)	N/M

Cash net operating income (1)	$81,901	$74,885	9.4%	$78,162	4.8%	$234,151	$218,130	7.3%

Note: Same Store Properties represent those properties placed into service on or before January 1, 2015 and excludes CH2. NJ1 is also excluded since it was sold in June 2016.

Same Store, Same Capital Properties	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Sep-15	% Change	30-Jun-16	% Change	30-Sep-16	30-Sep-15	% Change
Revenue:
Base rent	$60,388	$60,271	0.2%	$59,518	1.5%	$180,153	$178,842	0.7%
Recoveries from tenants	29,024	24,427	18.8%	27,163	6.9%	81,440	73,684	10.5%
Other revenues	380	343	10.8%	360	5.6%	1,092	1,007	8.4%
Total revenues	89,792	85,041	5.6%	87,041	3.2%	262,685	253,533	3.6%

Expenses:
Property operating costs	26,300	22,210	18.4%	24,303	8.2%	73,976	65,893	12.3%
Real estate taxes and insurance	2,700	2,281	18.4%	2,995	(9.8)%	8,134	6,761	20.3%
Other expenses	17	9	N/M	(68)	N/M	52	29	79.3%
Total expenses	29,017	24,500	18.4%	27,230	6.6%	82,162	72,683	13.0%

Net operating income (1)	60,775	60,541	0.4%	59,811	1.6%	180,523	180,850	(0.2)%

Straight-line revenues, net of reserve	3,020	4,244	(28.8)%	3,538	(14.6)%	7,890	12,718	(38.0)%
Amortization of lease contracts above and below market value	(98)	(585)	N/M	(106)	(7.5)%	(320)	(763)	N/M

Cash net operating income (1)	$63,697	$64,200	(0.8)%	$63,243	0.7%	$188,093	$192,805	(2.4)%

Note: Same Store, Same Capital properties represent those properties placed into service on or before January 1, 2015 and have less than 10% of additional critical load developed after January 1, 2015. Excludes CH2, SC1 and ACC7. NJ1 is also excluded since it was sold in June 2016.

(1) See next page for a reconciliation of Net Operating Income and Cash Net Operating Income to GAAP measures.

DUPONT FABROS TECHNOLOGY, INC.
Same Store Analysis - Reconciliations of Operating Income
to Net Operating Income and Cash Net Operating Income (1)
($ in thousands)

Reconciliation of Operating Income to Same Store Net Operating Income and Cash Net Operating Income

	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Sep-15	% Change	30-Jun-16	% Change	30-Sep-16	30-Sep-15	% Change
Operating income	$56,380	$42,978	31.2%	$49,975	12.8%	$155,466	$119,098	30.5%

Add-back: non-same store operating loss	(418)	6,138	(106.8)%	2,315	(118.1)%	4,522	20,413	(77.8)%

Same Store:
Operating income	55,962	49,116	13.9%	52,290	7.0%	159,988	139,511	14.7%

Depreciation and amortization	25,243	23,820	6.0%	24,640	2.4%	74,144	71,057	4.3%

Net operating income	81,205	72,936	11.3%	76,930	5.6%	234,132	210,568	11.2%

Straight-line revenues, net of reserve	794	2,534	N/M	1,338	N/M	339	8,325	N/M
Amortization of lease contracts above and below market value	(98)	(585)	N/M	(106)	(7.5)%	(320)	(763)	N/M

Cash net operating income	$81,901	$74,885	9.4%	$78,162	4.8%	$234,151	$218,130	7.3%

Reconciliation of Operating Income to Same Store, Same Capital Net Operating Income and Cash Net Operating Income

	Three Months Ended					Nine Months Ended
	30-Sep-16	30-Sep-15	% Change	30-Jun-16	% Change	30-Sep-16	30-Sep-15	% Change
Operating income	$56,380	$42,978	31.2%	$49,975	12.8%	$155,466	$119,098	30.5%

Less: non-same store operating (income) loss	(14,583)	(1,617)	N/M	(9,153)	59.3%	(31,837)	3,318	N/M

Same Store:
Operating income	41,797	41,361	1.1%	40,822	2.4%	123,629	122,416	1.0%

Depreciation and amortization	18,978	19,180	(1.1)%	18,989	(0.1)%	56,894	58,434	(2.6)%

Net operating income	60,775	60,541	0.4%	59,811	1.6%	180,523	180,850	(0.2)%

Straight-line revenues, net of reserve	3,020	4,244	(28.8)%	3,538	(14.6)%	7,890	12,718	(38.0)%
Amortization of lease contracts above and below market value	(98)	(585)	N/M	(106)	(7.5)%	(320)	(763)	N/M

Cash net operating income	$63,697	$64,200	(0.8)%	$63,243	0.7%	$188,093	$192,805	(2.4)%
(1) Net Operating Income ("NOI") represents total revenues less property operating costs, real estate taxes and insurance, and other expenses (each as reflected in the consolidated statements of operations) for the properties included in the analysis. Cash Net Operating Income ("Cash NOI") is NOI less straight-line revenues, net of reserve and amortization of lease contracts above and below market value for the properties included in the analysis.
We use NOI and Cash NOI as supplemental performance measures because, in excluding depreciation and amortization, impairment charges on depreciable real estate assets and gains and losses from property dispositions, each provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. However, because NOI and Cash NOI exclude depreciation and amortization, impairment charges on depreciable real estate assets and gains and losses from property dispositions, and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of NOI and Cash NOI as a measure of our performance is limited.
Other REITs may not calculate NOI and Cash NOI in the same manner we do and, accordingly, our NOI and Cash NOI may not be comparable to the NOI and Cash NOI of other REITs. NOI and Cash NOI should not be considered as an alternative to operating income (as computed in accordance with GAAP).

DUPONT FABROS TECHNOLOGY, INC.
Development Projects
As of September 30, 2016
($ in thousands)

Property	Property Location	Gross Building Area (1)	CRSF (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	CRSF % Pre- leased	Critical Load % Pre- leased

Current Development Projects
ACC7 Phase IV (6)	Ashburn, VA	96,000	52,000	8.2	$72,000 - $74,000	68,156	41%	49%
ACC9 Phase I	Ashburn, VA	163,000	90,000	14.4	126,000 - 132,000	29,718	—%	—%
ACC9 Phase II	Ashburn, VA	163,000	90,000	14.4	126,000 - 132,000	29,156	—%	—%
CH2 Phase IV	Elk Grove Village, IL	9,000	7,000	1.2	8,000 - 8,600	7,574	100%	100%
SC1 Phase III	Santa Clara, CA	111,000	64,000	16.0	160,000 - 165,000	63,945	100%	100%
		542,000	303,000	54.2	492,000 - 511,600	198,549
Land/Shell Held for Development (7)
ACC8	Ashburn, VA	100,000	50,000	10.4		4,248
ACC10	Ashburn, VA	270,000	130,000	27.0		8,017
ACC11	Ashburn, VA	150,000	80,000	16.0		4,775
CH3	Elk Grove Village, IL	305,000	160,000	25.6		11,071
OR1	Hillsboro, OR	489,000	245,000	48.0		6,023
OR2	Hillsboro, OR	489,000	245,000	48.0		6,022
TOR1	Vaughan, ON	600,000	223,000	46.0		43,479
		2,403,000	1,133,000	221.0		83,635
Total		2,945,000	1,436,000	275.2		$282,184

(1)
Gross building area is the entire building area, including CRSF (the portion of gross building area where our customers’ computer servers are located), common areas, areas controlled by us (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to our customers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(2)	CRSF is that portion of gross building area where customers locate their computer servers. The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(3)
Critical load (also referred to as IT load or load used by customers’ servers or related equipment) is the power available for exclusive use by customers expressed in terms of MW or kW (One MW is equal to 1,000 kW). The respective amounts listed for each of the “Land Held for Development” sites are estimates.

(4)
Current development projects include land, capitalization for construction and development and capitalized interest and operating carrying costs, as applicable, upon completion. Future development projects/phases include land, shell and underground work through the opening of the phase(s) that are either under current development or in service.

(5)
Amount capitalized as of September 30, 2016. Future development projects/phases include land, shell and underground work through the opening of the phase(s) that are either under current development or in service.

(6)	ACC7 Phase IV was placed into service on October 1, 2016.

(7)	Amounts listed for gross building area, CRSF and critical load are estimates.

DUPONT FABROS TECHNOLOGY, INC.
Debt Summary as of September 30, 2016
($ in thousands)

	September 30, 2016
	Amounts (1)	% of Total	Rates	Maturities (years)
Secured	$112,500	9%	2.1%	1.5
Unsecured	1,100,000	91%	4.9%	5.4
Total	$1,212,500	100%	4.7%	5.1

Fixed Rate Debt:
Unsecured Notes due 2021	$600,000	49%	5.9%	5.0
Unsecured Notes due 2023 (2)	250,000	21%	5.6%	6.7
Fixed Rate Debt	850,000	70%	5.8%	5.5
Floating Rate Debt:
Unsecured Credit Facility	—	—%	—%	3.8
Unsecured Term Loan	250,000	21%	2.0%	5.3
ACC3 Term Loan	112,500	9%	2.1%	1.5
Floating Rate Debt	362,500	30%	2.0%	4.1
Total	$1,212,500	100%	4.7%	5.1

Note:	We capitalized interest and deferred financing cost amortization of $1.7 million and $8.2 million during the three and nine months ended September 30, 2016, respectively.

(1)	Principal amounts exclude deferred financing costs.

(2)	Principal amount excludes original issue discount of $1.7 million as of September 30, 2016.

Debt Principal Repayments as of September 30, 2016
($ in thousands)

Year	Fixed Rate (1)		Floating Rate (1)		Total (1)	% of Total	Rates
2016	$—		$1,250	(4)	$1,250	0.1%	2.1%
2017	—		8,750	(4)	8,750	0.7%	2.1%
2018	—		102,500	(4)	102,500	8.5%	2.1%
2019	—		—		—	—%	—%
2020	—		—		—	—%	—%
2021	600,000	(2)	—		600,000	49.5%	5.9%
2022	—		250,000	(5)	250,000	20.6%	2.0%
2023	250,000	(3)	—		250,000	20.6%	5.6%
Total	$850,000		$362,500		$1,212,500	100.0%	4.7%

(1)	Principal amounts exclude deferred financing costs.

(2)	The 5.875% Unsecured Notes due 2021 mature on September 15, 2021.

(3)	The 5.625% Unsecured Notes due 2023 mature on June 15, 2023. Principal amount excludes original issue discount of $1.8 million as of September 30, 2016.

(4)
The ACC3 Term Loan matures on March 27, 2018 with no extension option. Quarterly principal payments of $1.25 million began on April 1, 2016, increase to $2.5 million on April 1, 2017 and continue through maturity.

(5)	The Unsecured Term Loan matures on January 21, 2022 with no extension option.

DUPONT FABROS TECHNOLOGY, INC.
Selected Unsecured Debt Metrics(1)

	9/30/16	12/31/15
Interest Coverage Ratio (not less than 2.0)	5.3	4.8

Total Debt to Gross Asset Value (not to exceed 60%)	33.6%	35.9%

Secured Debt to Total Assets (not to exceed 40%)	3.1%	3.4%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	240%	245%

(1)	These selected metrics relate to DuPont Fabros Technology, LP's outstanding unsecured notes. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of September 30, 2016
(in thousands except per share data)

Line of Credit				$—
Mortgage Notes Payable				112,500
Unsecured Term Loan				250,000
Unsecured Notes				850,000
Total Debt				1,212,500	23.8%
Common Shares	85%	75,576
Operating Partnership (“OP”) Units	15%	13,810
Total Shares and Units	100%	89,386
Common Share Price at September 30, 2016		$41.25
Common Share and OP Unit Capitalization			$3,687,173
Preferred Stock ($25 per share liquidation preference)			201,250
Total Equity				3,888,423	76.2%
Total Market Capitalization				$5,100,923	100.0%

DUPONT FABROS TECHNOLOGY, INC.
Common Share and OP Unit
Weighted Average Amounts Outstanding

	Q3 2016	Q3 2015	YTD 3Q 2016	YTD 3Q 2015
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares - basic	75,232,413	65,041,159	72,212,874	65,190,737
Effect of dilutive securities	863,581	520,732	859,253	728,239
Common Shares - diluted	76,095,994	65,561,891	73,072,127	65,918,976

Weighted Average Amounts Outstanding for FFO, Normalized FFO and AFFO Purposes:

Common Shares - basic	75,232,413	65,041,159	72,212,874	65,190,737
OP Units - basic	13,810,197	15,419,237	14,478,959	15,419,566
Total Common Shares and OP Units	89,042,610	80,460,396	86,691,833	80,610,303

Effect of dilutive securities	1,014,223	606,274	1,029,352	819,583
Common Shares and Units - diluted	90,056,833	81,066,670	87,721,185	81,429,886

Period Ending Amounts Outstanding:
Common Shares	75,576,481
OP Units	13,809,998
Total Common Shares and Units	89,386,479

DUPONT FABROS TECHNOLOGY, INC.
2016 Guidance
The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q4 2016 per share	Expected 2016 per share
Net income per common share and common unit - diluted	$0.42 to $0.45	$1.64 to $1.67
Depreciation and amortization, net	0.31	1.22
Gain on sale of real estate	—	(0.26)

NAREIT FFO per common share and common unit - diluted (1)	$0.73 to $0.76	$2.60 to $2.63
Severance and equity acceleration	—	0.01
Loss on early extinguishment of debt	—	0.01
Issuance costs associated with redeemed preferred shares	—	0.15
Normalized FFO per common share and common unit - diluted (1)	$0.73 to $0.76	$2.77 to $2.80
Straight-line revenues, net of reserve	0.01	—
Amortization of lease contracts above and below market value	—	(0.01)
Compensation paid with Company common shares	0.02	0.08
Non real estate depreciation and amortization	—	0.01
Amortization of deferred financing costs	0.01	0.05
Improvements to real estate	(0.02)	(0.07)
Capitalized leasing commissions	(0.01)	(0.05)
AFFO per common share and common unit - diluted (1)	$0.74 to $0.77	$2.78 to $2.81

2016 Debt Assumptions

Weighted average debt outstanding	$1,223.0 million
Weighted average interest rate (one-month LIBOR avg. 0.46%)	4.82%

Total interest costs	$58.9 million
Amortization of deferred financing costs	4.3 million
Interest expense capitalized	(10.0) million
Deferred financing costs amortization capitalized	(0.6) million
Total interest expense after capitalization	$52.6 million

2016 Other Guidance Assumptions

Total revenues	$520 to $525 million
Base rent (included in total revenues)	$343 to $347 million
General and administrative expense	$22 to $23 million
Investments in real estate - development (2)	$280 to $300 million
Improvements to real estate excluding development	$6 million
Preferred stock dividends, excluding write-off of issuance costs of redeemed preferred shares	$21 million
Annualized common stock dividend	$1.88 per share
Weighted average common shares and OP units - diluted	89 million
Acquisitions of income producing properties	No amounts budgeted

(1)	For information regarding FFO and Normalized FFO, see “Reconciliations of Net Income to FFO, Normalized FFO and AFFO” in this earnings release.

(2)
Represents cash spend expected in 2016 for CH2 Phase II, which was placed into service on April 1, 2016; CH2 Phase III, which was placed into service on July 1, 2016; ACC7 Phase III, which was placed into service on June 1, 2016; ACC7 Phase IV which was placed into service on October 1, 2016; ACC9 Phases I and II, CH2 Phase IV and SC1 Phase III, which are currently in development; and TOR1 Phase I (Toronto), OR1 Phase I (Hillsboro, OR) and CH3 Phase I, which are planned future developments that require Board approval.